                                                                   Exhibit 10.53

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of February 28, 2002, by and between CORNERSTONE SUBURBAN OFFICE, L.P., a Delaware limited partnership ("Cornerstone Suburban") through its agent CORNERSTONE REAL ESTATE ADVISERS, INC. with an address at One Financial Plaza, 17th Floor, Hartford, Connecticut 06103-2604, and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation with an office at Framingham Corporate Center, 492 Old Connecticut Path, Framingham, Massachusetts 02194 ("Lionbridge").

                                    RECITALS:
                                    --------

     A. International Communications, Inc., a Massachusetts corporation ("ICI", together with Lionbridge, "Tenant"), as predecessor-in-interest to the Lease (as hereinafter defined) to Lionbridge, entered into a certain Lease dated February 16, 1996 (the "Original Lease"), with Framingham Corporate Center Limited Partnership, a Massachusetts limited partnership (together with Cornerstone Suburban, "Landlord"), as predecessor-in-interest to the Original Lease to Cornerstone Suburban, whereby Landlord leased to Tenant approximately 27,907 rentable square located on the fifth floor (the "Original Premises") of that certain office building known as Framingham Corporate Center, 492 Old Connecticut Path, Framingham, Massachusetts (the "Building"), as more particularly set forth in the Original Lease.

     B. Landlord and Tenant entered into a certain First Amendment to Lease dated April 29, 1997 (together with the Original Lease, the "Lease"), whereby Landlord agreed to lease to Tenant an additional 3,797 rentable square feet located on the third floor of the Building, for a total lease of 31,704 rentable square feet (together with the Original Premises, the "Premises").

     C. Landlord and Tenant desire to amend the Lease to, among other things, reflect Tenant's relinquishment of certain space located on the third floor of the Building and extend the term of the Lease.

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements hereunder contained and intending to be legally bound, the parties hereto agree that:

     1. Defined Terms. Terms not otherwise defined in this Amendment shall have
        -------------
the same meanings as set forth in the Lease.

     2. Extension of Term. Landlord and Tenant hereby agree to extend the term
        -----------------
of the Lease for five years (the "Extension Term"). The Extension Term shall commence on March 1, 2002 (the "Extension Term Commencement Date"), and shall expire on February 28, 2007. The Extension Term shall be on all the same terms and conditions of the Lease, except: (i) Landlord shall not contribute, or have any obligation to pay, any allowance, including, without limitation, any construction or improvements allowance, or to perform any alterations or improvements to the Premises with respect to the Extension Term except as otherwise provided herein; (ii) there shall be no rent abatement prior to or during the Extension Term; and (iii) as otherwise set forth herein. Articles 22, 23 and 24 of the Lease are hereby deleted from the Lease in its entirety. Tenant acknowledges and agrees that Tenant maintains no further renewal or extension options in connection with the Lease. As of the Extension Term Commencement Date, except as otherwise set forth herein to the contrary, the words "Term or term", as such words appears in the Lease as amended hereby, shall include the Extension Term.

     3. Reduction of the Premises. Effective as of the Extension Term
        -------------------------
Commencement Date, that portion of the Premises consisting of 3,797 rentable square feet located on the third floor of the Building (the "Relinquished Premises") shall be deleted from the Premises, and Tenant's lease of the Relinquished Premises shall terminate. As of the Extension Term Commencement Date, the Premises shall consist of 27,907 rentable square feet on the fifth floor of the Building (the "Reduced Premises") as set forth on Exhibit A attached hereto and incorporated herein, and except as
         ---------
otherwise set forth herein to the contrary, the term "Premises" as such term appears in the Lease as amended hereby, shall refer to the Reduced Premises. Tenant shall lease the Reduced Premises on all the same terms and conditions of the Lease except as otherwise set forth herein.

     4.  Base Rent for the Extension Term. Commencing on the Extension Term
         --------------------------------
Commencement Date, rent for the Reduced Premises shall be as follows:

                                   Fixed Minimum
                                   -------------
           Effective Date         Annual Base Rent         Monthly Fixed Rent
           --------------         ----------------         ------------------

            March 1, 2002           $263,721.15                $21,976.76

            March 1, 2003           $781,396.00                $65,116.33

            March 1, 2004           $809,303.00                $67,441.92

            March 1, 2005           $837,210.00                $69,767.50

            March 1, 2006           $865,117.00                $72,093.08

     5.  Base Operating Costs for the Extension Term. The base year for the Base
         -------------------------------------------
Operating Costs for both of operating expenses and real estate taxes for the Extension Term shall be the calendar year 2002.

     6.  Estimated Cost Electricity for Reduced Premises. Commencing on the
         -----------------------------------------------
Extension Term Commencement Date, Tenant shall pay $27,907.00 per annum as the Estimated Cost of Electricity for the Reduced Premises in equal monthly installments of $2,325.58.

     7.  Parking for the Reduced Premises. Commencing on the Extension Term
         --------------------------------
Commencement Date, Tenant shall be entitled to the non-exclusive right to use up to 98 parking spaces at the Building's surface parking facilities, at no cost to Tenant. All parking is available on a first come-first serve basis.

     8.  Security Deposit. Tenant shall provide Landlord with a cash security
         ----------------
deposit in the amount of $60,000.00. Tenant may substitute such cash security deposit with a letter of credit substantially in the form attached hereto and incorporated herein as Exhibit B, subject to Landlord's reasonable acceptance of
                       ---------
the form as modified.

     9.  Landlord's Notice Address. As of the date hereof, Landlord's Address
         -------------------------
shall be: "Cornerstone Suburban Office, L.P., c/o Cornerstone Real Estate Advisers, Inc., One Financial Plaza, 17th Floor, Hartford, Connecticut 06103-2604, with a copy to: R.M. Bradley & Co., Inc., 73 Tremont Street, Boston, Massachusetts 02108".

     10. Right of First Offer. Provided that Tenant is not in default of its
         --------------------
obligations under the Lease (or no event has occurred which, but for the giving of notice or passage of time, or both, would constitute a default), and subject to any existing rights, including renewal rights, of other tenants in the Building to any portion of the First Offer Space (as hereinafter defined), Tenant shall have one right of first offer to lease up to approximately 5,216 rentable square feet of office space located on the fifth floor of the Building contiguous to the Reduced Premises (the "First Offer Space") during the Term of this Lease in accordance with the following terms and conditions:

         (a) Except as otherwise provided herein, prior to Landlord entering into a lease for all or any part of the First Offer Space with a prospective third party tenant ("Third Party"), Landlord shall first offer in writing the portion of the First Offer Space for lease to Tenant on the same terms and conditions quoted to the Third Party.

         (b) Within ten business days after Tenant receives said offer from Landlord, Tenant shall either accept or reject such offer by written notice to Landlord. Failure by Tenant to deliver to Landlord a written acceptance thereof within such period shall be deemed a rejection by Tenant of such offer.

         (c) If Tenant rejects or is deemed to have rejected said offer, then this right of first offer shall be deemed to have terminated and shall be of no further force or effect. Landlord may thereafter lease that portion of the First Offer Space to any Third Party without any further obligation to Tenant hereunder, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

         (d) If Tenant accepts said offer in accordance with the provisions hereof, then Landlord and Tenant shall thereupon execute an amendment to this Lease (the "First Offer Space Amendment") adding the First Offer Space to this Lease. If Tenant fails to execute the First Offer Space Amendment within 20 days after Landlord furnishes same to Tenant, then the acceptance of Landlord's offer shall be deemed to have been rejected by Tenant and thereupon the provisions of
Section 10(c) hereof shall apply.

         (e) Prior to Landlord's execution of the First Offer Space Amendment, Tenant shall furnish to Landlord its most current publicly available financial statements of Tenant prepared in accordance with generally accepted accounting principles. As a condition precedent to Landlord's adding the First Offer Space to this Lease and Landlord executing the First Offer Space Amendment, Landlord may evaluate and approve the financial condition of Tenant, and such approval shall not be unreasonably withheld. If Landlord does not approve the financial condition of Tenant, then Tenant's right of first offer shall terminate and shall immediately be of no further force or effect, and Landlord shall be entitled to lease the First Offer Space to any Third Party in accordance with the provisions of this Section.

     11. Condition of Reduced Premises. Tenant's retaining possession of the
         -----------------------------
Reduced Premises as of the Extension Term Commencement Date shall be conclusive evidence that the Reduced Premises were in good order and satisfactory condition when Tenant retained possession. Tenant retains the Reduced Premises in an "As Is" condition and acknowledges that no representation regarding the condition of the Reduced Premises or the Building has been made by or on behalf of Landlord or relied upon by Tenant. Except as otherwise provided herein, Tenant agrees that Landlord shall not be obligated to alter, remodel, decorate, clean or improve the Reduced Premises or the Building (or to provide Tenant with any credit or allowance for the same). Notwithstanding the foregoing, Landlord shall contribute up to a maximum of $167,442.00 towards the improvement of the Reduced Premises in accordance with Exhibit C attached hereto and incorporated herein.
                            ---------

     12. Condition of Relinquished Premises. Tenant shall surrender the
         ----------------------------------
Relinquished Premises as of the date hereof in accordance with Section 10.01 of the Lease, except as otherwise set forth herein. Tenant hereby represents and covenants that nothing has been or shall be done or suffered whereby the Lease or the term or estate thereby granted or the Relinquished Premises or any part thereof, or any alterations, decorations, installation, additions or improvement in and to the Relinquished Premises or any part thereof, have been or shall be encumbered in any way whatsoever, and that Tenant owns and shall own Tenant's interest in the Lease to the Relinquished Premises and has and shall have good right to surrender the Relinquished Premises, and that no one other than Tenant has acquired or shall acquire Tenant's interest in the Relinquished Premises, or any part thereof, or in or to such alterations, decorations, installation, additions and/or improvements or any part thereof. Landlord and its agents and servants may immediately or at any time hereafter re-enter the Relinquished Premises, or any part thereof.

     13. Brokerage Commissions. Tenant and Landlord each represent to the other
         ---------------------
party that other than R.M. Bradley & Co., Inc. ("Broker"), (i) neither party has dealt with any real estate broker, salesperson or finder in connection with this Amendment, (ii) no other such person initiated or participated in the negotiation of this Amendment and (iii) no such person is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys' fees) arising from any claim for a fee or commission made by any broker other than Broker claiming to have acted by or on behalf of Tenant in connection with this Amendment.

     14. Ratification; Binding Effect. Except as hereby amended, the Lease and
         ----------------------------
all covenants, agreements, terms and conditions thereof shall continue in full force and effect, subject to the terms and provisions thereof and hereof, and is ratified and confirmed by the parties hereto. Lionbridge does hereby further ratify, confirm and assume all of the obligations and liabilities of ICI as tenant arising under, or relating to, the Lease, as amended, and any of the other documents executed and delivered to Landlord by or on behalf of Tenant or its successors in connection with the Lease, as amended. This Amendment (i) shall be governed, construed, and enforced under the laws of the Commonwealth of Massachusetts, (ii) contains the entire understanding of the parties with respect to the provisions of the Lease amended hereby, (iii) may not be modified except by a writing signed by both parties and (iv) and shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

     15. Conflict. In the event of any conflict between the terms of the Lease
         --------
and the terms of this Amendment, the terms of this Amendment shall control.

     16. Recitals. The recitals to this Amendment and the facts set forth
         --------
therein and each writing referred to herein as being annexed hereto as an exhibit or otherwise designated herein as an exhibit hereto are hereby incorporated herein by reference.

     17. Counterparts. This Amendment may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original agreement and all of which when taken together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the parties have hereunder set their hands and seal as of the date first written above.

                               LANDLORD:

                               CORNERSTONE SUBURBAN OFFICE, L.P.


                               By:   CORNERSTONE OFFICE MANAGEMENT,
                                     LIMITED LIABILITY COMPANY,
                                     its General Partner


                                     By:   CORNERSTONE REAL ESTATE
                                           ADVISERS, INC.,
                                           its Managing Member


                                                 By:  /s/ David M. Romano
                                                      --------------------------
                                                 Name Typed:  David M. Romano
                                                 Title:  Vice President


                               TENANT:


                               LIONBRIDGE TECHNOLOGIES, INC.


                                         By:  /s/ Stephen J. Lifshatz
                                              ----------------------------------
                                              Printed Name:  Stephen J. Lifshatz
                                              Title:  Chief Financial Officer